EXHIBIT 99

           Anadarko Announces Second Quarter 2004 Earnings

    HOUSTON--(BUSINESS WIRE)--July 30, 2004--Anadarko Petroleum
Corporation (NYSE:APC)

    --  QUARTERLY EARNINGS UP 35% OVER SECOND QUARTER '03

    -- COMPANY SHOWS PROGRESS ON NEW STRATEGY WITH REPURCHASE OF 2.6 MILLION SHARES

    Anadarko Petroleum Corporation (NYSE:APC) today announced second quarter 2004 net income available to common shareholders of $405 million, or $1.59 per share (diluted), on revenues of $1.44 billion. For the same period in 2003, net income was $301 million, or $1.20 per share (diluted), on revenues of $1.25 billion. Net income available to common shareholders year to date is $797 million.
    Cash flow from operating activities totaled $880 million in the second quarter 2004, compared to $710 million for the second quarter 2003. Cash flow from operations before changes in assets and liabilities for the second quarter 2004 totaled $889 million, compared to $774 million for the second quarter 2003.(1) Year-to-date cash flow from operating activities totaled $1.77 billion.
    "Anadarko produced good second quarter results that were helped by strong commodity prices. In fact, our earnings are up 35 percent over second quarter '03. In addition, our production levels for the quarter met our expectations," said Jim Hackett, Anadarko President and CEO.
    "Last month, we announced a refocused corporate strategy to improve profitability, increase our competitiveness and generate more attractive returns for our shareholders. We are already making progress on that strategy by utilizing approximately $150 million of the proceeds from the sale of some of our hard mineral royalty revenue streams to initiate our share repurchase plan. Since we announced the strategy, Anadarko has repurchased 2.6 million outstanding common shares, and since year-end, cash has increased by nearly $250 million, furthering our commitment to strengthen the balance sheet," Hackett added.
    During the second quarter of 2004, sales volumes totaled 47 million barrels of oil equivalent (BOE), or 512,000 BOE per day, down slightly from 2003 second quarter sales volumes of 48 million BOE or 527,000 BOE per day.
    Oil sales volumes in the second quarter were 173,000 barrels per day (b/d), compared to 190,000 b/d in the same quarter of 2003. The decrease in volumes is attributed to declines in South Louisiana and the Gulf of Mexico shelf, plus the timing of cargo liftings in Algeria. The company's average realized oil prices were $31.71 per barrel, up significantly over 2003 second quarter prices of $25.11 per barrel.
    North American natural gas sales volumes of 1,786 million cubic feet per day (MMcf/d) rose slightly over second quarter 2003 volumes of 1,741 MMcf/d. The increase can be attributed primarily to Anadarko's successful drilling program in the North Louisiana Vernon field and in West Texas. Anadarko's average realized natural gas price in the second quarter of 2004 was $5.19 per thousand cubic feet (Mcf), compared with $4.40 per Mcf for the same period in 2003.

    RECENT HIGHLIGHTS

    -- Anadarko significantly expanded its Gulf of Mexico deepwater K2 North discovery when its No. 2 well encountered 165 feet of net oil pay. The field is expected to begin production through the Marco Polo platform in 2005. Anadarko holds a 100 percent working interest in the field, which is located on Green Canyon Block 518.

    -- On July 19, Anadarko announced it had commenced production from three wells at its Marco Polo field located on Green Canyon Block 608 in the Gulf of Mexico. Anadarko has a 100 percent working interest and expects the field to reach peak daily production of 50,000 BOE once all six wells are on line by early 2005.

    -- In June, the company unveiled a refocused corporate strategy to improve profitability by emphasizing exploration for new North American and international resources and focusing on unconventional oil and natural gas resource potential, particularly in North America. The strategy also lays out a more disciplined international new ventures program. This operational plan includes a financial strategy to fund capital expenditures within mid-cycle cash flows. Excess cash flow from higher priced commodity environments will be returned to shareholders through net debt reduction and share buy-backs, or compete for other strategic opportunities. One of the initial steps in the strategy includes a planned divestment or monetization of properties that do not fit with our future business model. The divestitures should generate estimated after-tax proceeds of at least $2.5 billion and are expected to occur primarily in the next six months. These proceeds will be targeted to reducing net debt and buying back shares.

    GUIDANCE

    The company expects to increase its capital spending to a range of between $2.8 billion to $3 billion, primarily to accelerate development of its K2 North field in the Gulf of Mexico. As a result of the effect of commodity price increases on Venezuela and Gulf of Mexico volumes, the company has narrowed its 2004 production growth guidance. The attached guidance reflects full-year results and excludes the future impact of any divestitures or monetizations.

    EARNINGS CONFERENCE CALL TODAY AT 9:00 A.M. CDT, 10:00 A.M. EDT

    Anadarko will host an earnings conference call today at 9:00 a.m. Central Daylight Time (10:00 a.m. Eastern Daylight Time) to discuss second quarter 2004 results and the company's outlook for the remainder of the year. The dial-in number is 913-981-4910, and the confirmation number is 162364. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.anadarko.com.

    ANADARKO OPERATIONS REPORT

    For more details on Anadarko's operations, please refer to the comprehensive report on second quarter drilling activity. The report will be available today at www.anadarko.com on the Investor Relations page.

    FINANCIAL DATA

    Several pages of information on the following topics are attached.

    --  Reconciliation of GAAP to Non-GAAP Measures

    --  Summary financial information

    --  Volumes and prices

    --  Hedge position as of July 23, 2004

    --  Financial and operating guidance

    Anadarko Petroleum Corporation's mission is to deliver a competitive and sustainable rate of return to shareholders by developing, acquiring and exploring for oil and gas resources vital to the world's health and welfare. As of year-end 2003, the company had
2.5 billion BOE of reserves, making it one of the world's largest independent exploration and production companies. Anadarko's operational focus extends from the deepwater Gulf of Mexico, up through Texas, Louisiana, the Mid-Continent, western U.S. and Canadian Rockies and onto the North Slope of Alaska. Anadarko also has significant production in Algeria, Venezuela and Qatar. For more information about how Anadarko is bringing excellence to the surface, please visit: www.anadarko.com.

    (1) See accompanying tables for a reconciliation of GAAP to non-GAAP financial measures utilized in calculating cash flow from operations before changes in assets and liabilities and a statement indicating why management believes the non-GAAP measure of cash flow is useful information for investors.

    This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While Anadarko makes these forward-looking statements in good faith, neither Anadarko nor its management can guarantee that the anticipated future results will be achieved. See Regulatory Matters and Additional Factors Affecting Business in the Management's Discussion and Analysis included in the company's 2003 Annual Report on Form 10-K.


                    Anadarko Petroleum Corporation
              Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities
(GAAP) to cash flow from operations before changes in assets and liabilities (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses cash flow from operations before changes in assets and liabilities to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities.

                                                     Quarter Ended
                                                        June 30
                                                  --------------------
millions                                            2004      2003
----------------------------------------------------------------------
Cash Flow
----------------------------------------------------------------------
Net cash provided by operating activities             $880       $710
Add back:
   Change in accounts receivable                       119       (202)
   Change in accounts payable and accrued expenses    (138)       277
   Change in other items - net                          28        (11)
----------------------------------------------------------------------
Cash flow from operations before changes in assets
 and liabilities                                      $889       $774
----------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                         Quarter Ended  Year to Date
Summary Financial Information               June 30        June 30
                                         -----------------------------
$ and shares in millions                 2004   2003    2004    2003
----------------------------------------------------------------------
Revenues
----------------------------------------------------------------------
Gas sales                                 $843   $697  $1,615  $1,403
Oil and condensate sales                   503    434   1,054     879
Natural gas liquids sales                   93     85     196     170
Other sales                                  4     33      38      52
----------------------------------------------------------------------
Total                                    1,443  1,249   2,903   2,504
----------------------------------------------------------------------
Costs and Expenses
----------------------------------------------------------------------
Direct operating                           163    151     321     287
Transportation and cost of product          59     53     116      93
Administrative and general                  92     86     171     174
Depreciation, depletion and amortization   357    323     705     613
Other taxes                                 85     71     166     146
Impairments related to oil and gas
 properties                                  -     13       9      18
----------------------------------------------------------------------
Total                                      756    697   1,488   1,331
----------------------------------------------------------------------
Operating Income                           687    552   1,415   1,173
----------------------------------------------------------------------
Interest Expense and Other (Income)
 Expense
----------------------------------------------------------------------
Interest expense                            66     68     129     128
Other (income) expense                      (4)    12      56     (27)
----------------------------------------------------------------------
Total                                       62     80     185     101
----------------------------------------------------------------------
Income before Income Taxes                 625    472   1,230   1,072
----------------------------------------------------------------------
Income Tax Expense                         219    170     431     398
----------------------------------------------------------------------
Net Income Before Cumulative Effect of
 Change in Accounting Principle           $406   $302    $799    $674
----------------------------------------------------------------------
Preferred Stock Dividends                    1      1       2       2
----------------------------------------------------------------------
Net Income Available to Common
 Stockholders Before Cumulative Effect
 of Change in Accounting Principle        $405   $301    $797    $672
----------------------------------------------------------------------
Cumulative Effect of Change in Accounting
 Principle                                   -      -       -      47
----------------------------------------------------------------------
Net Income Available to Common
 Stockholders                             $405   $301    $797    $719
----------------------------------------------------------------------
Per Common Share
----------------------------------------------------------------------
Net income - before change in
 accounting principle - basic            $1.60  $1.21   $3.16   $2.70
Net income - before change in
 accounting principle - diluted          $1.59  $1.20   $3.14   $2.65
Change in accounting principle - basic      $-     $-      $-   $0.19
Change in accounting principle - diluted    $-     $-      $-   $0.18
Net income - basic                       $1.60  $1.21   $3.16   $2.89
Net income - diluted                     $1.59  $1.20   $3.14   $2.83
----------------------------------------------------------------------
Average Number of Common Shares
 Outstanding - Basic                       252    250     252     249
----------------------------------------------------------------------
Average Number of Common Shares
 Outstanding - Diluted                     254    252     254     255
----------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                 Quarter Ended       Year to Date
Summary Financial Information       June 30             June 30
                              ---------------------------------------
$ in millions                   2004      2003      2004      2003
---------------------------------------------------------------------
Cash Flow from Operating
 Activities
---------------------------------------------------------------------
Net income before cumulative
 effect of change in
 accounting principle             $406      $302      $799      $674
Depreciation, depletion and
 amortization                      357       323       705       613
Deferred income taxes              123       109       248       263
Impairments related to oil and
 gas properties                      -        13         9        18
Other noncash items                  3        27        72         -
---------------------------------------------------------------------
                                   889       774     1,833     1,568
(Increase) decrease in
 accounts receivable              (119)      202      (158)      (64)
Increase (decrease) in
 accounts payable and accrued
 expenses                          138      (277)      158        (4)
Other items - net                  (28)       11       (68)      (85)
---------------------------------------------------------------------
Net Cash Provided by Operating
 Activities                       $880      $710    $1,765    $1,415
---------------------------------------------------------------------

---------------------------------------------------------------------
Capital Expenditures
---------------------------------------------------------------------
Capital spending                  $684      $826    $1,350    $1,363
Capitalized interest                22        30        47        64
Capitalized overhead                45        45        86        97
---------------------------------------------------------------------
Total                             $751      $901    $1,483    $1,524
---------------------------------------------------------------------

                                                  June 30,  Dec. 31,
                                                    2004      2003
---------------------------------------------------------------------
Condensed Balance Sheet
---------------------------------------------------------------------
Cash and cash equivalents                             $309       $62
Other current assets                                 1,407     1,262
Net properties and equipment                        18,066    17,396
Other assets                                           443       437
Goodwill                                             1,378     1,389
---------------------------------------------------------------------
Total Assets                                       $21,603   $20,546
---------------------------------------------------------------------
Current liabilities                                 $2,044    $1,715
Long-term debt                                       4,895     5,058
Other long-term liabilities                          5,513     5,174
Stockholders' equity                                 9,151     8,599
---------------------------------------------------------------------
Total Liabilities and
 Stockholders' Equity                              $21,603   $20,546
---------------------------------------------------------------------
Capitalization
---------------------------------------------------------------------
Total debt                                          $5,063    $5,058
Stockholders' equity                                 9,151     8,599
---------------------------------------------------------------------
Total                                              $14,214   $13,657
---------------------------------------------------------------------
Capitalization Ratios
---------------------------------------------------------------------
Total debt                                              36%       37%
Stockholders' equity                                    64%       63%
---------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                       Quarter Ended   Year to Date
Volumes and Prices                        June 30         June 30
                                      -------------------------------
                                       2004    2003    2004    2003
---------------------------------------------------------------------
Natural Gas
---------------------------------------------------------------------
United States
---------------------------------------------------------------------
Volumes, billion cubic feet              126     122     247     241
Average daily volumes, million cubic
 feet per day                          1,388   1,350   1,358   1,333
Price per thousand cubic feet          $5.19   $4.28   $5.03   $4.37
---------------------------------------------------------------------
Canada
---------------------------------------------------------------------
Volumes, billion cubic feet               36      36      72      71
Average daily volumes, million cubic
 feet per day                            398     391     396     390
Price per thousand cubic feet          $5.16   $4.80   $5.14   $4.91
---------------------------------------------------------------------
Total
---------------------------------------------------------------------
Volumes, billion cubic feet              162     158     319     312
Average daily volumes, million cubic
 feet per day                          1,786   1,741   1,754   1,723
Price per thousand cubic feet          $5.19   $4.40   $5.06   $4.50

---------------------------------------------------------------------
Crude Oil and Condensate
---------------------------------------------------------------------
United States
---------------------------------------------------------------------
Volumes, million barrels                   8       8      16      17
Average daily volumes, thousand
 barrels per day                          84      97      86      94
Price per barrel                      $31.04  $25.44  $30.45  $26.50
---------------------------------------------------------------------
Canada
---------------------------------------------------------------------
Volumes, million barrels                   1       2       3       3
Average daily volumes, thousand
 barrels per day                          13      17      14      17
Price per barrel                      $36.12  $27.15  $33.99  $28.12
---------------------------------------------------------------------
Algeria
---------------------------------------------------------------------
Volumes, million barrels                   5       5      12      10
Average daily volumes, thousand
 barrels per day                          52      58      65      53
Price per barrel                      $33.46  $25.36  $32.20  $28.25
---------------------------------------------------------------------
Other International
---------------------------------------------------------------------
Volumes, million barrels                   2       2       4       3
Average daily volumes, thousand
 barrels per day                          24      18      23      17
Price per barrel                      $27.88  $20.55  $25.87  $22.41
---------------------------------------------------------------------
Total
---------------------------------------------------------------------
Volumes, million barrels                  16      17      35      33
Average daily volumes, thousand
 barrels per day                         173     190     188     181
Price per barrel                      $31.71  $25.11  $30.76  $26.78

---------------------------------------------------------------------
Natural Gas Liquids
---------------------------------------------------------------------
Total
---------------------------------------------------------------------
Volumes, million barrels                   4       4       8       8
Average daily volumes, thousand
 barrels per day                          41      47      45      44
Price per barrel                      $25.18  $20.09  $24.22  $21.49
---------------------------------------------------------------------
Total Barrels of Oil Equivalent (BOE)
---------------------------------------------------------------------
Volumes, million BOE                      47      48      96      93
Average daily volumes, thousand BOE
 per day                                 512     527     525     512
---------------------------------------------------------------------


                    Anadarko Petroleum Corporation
              Natural Gas Hedge Position for 2004 & 2005
                          As of July 23, 2004

                       Fixed and Physical        2- Way Collars
                           Contracts
                                  NYMEX
                        Volume    Price     Volume    Floor    Ceiling
                       MMMBtu/d  $/MMBtu   MMMBtu/d   $/MMBtu  $/MMBtu
United States
3rd Qtr 2004             200.0    $3.88        44.3    $4.29    $6.43
4th Qtr 2004             200.0    $3.88        44.3    $4.29    $6.43
                       -----------------------------------------------
Remainder of Year 2004   200.0    $3.88        44.3    $4.29    $6.43
                       -----------------------------------------------
                       -----------------------------------------------
Total Year 2005              -       $-        26.3    $3.76    $5.65
                       -----------------------------------------------

Canada
3rd Qtr 2004              63.5    $3.83           -       $-       $-
4th Qtr 2004              45.2    $3.63           -       $-       $-
                       -----------------------------------------------
Remainder of Year 2004    54.3    $3.75           -       $-       $-
                       -----------------------------------------------
                       -----------------------------------------------
Total Year 2005           32.6    $3.46           -       $-       $-
                       -----------------------------------------------

Total Natural Gas, All
 Locations
3rd Qtr 2004             263.5    $3.87        44.3    $4.29    $6.43
4th Qtr 2004             245.2    $3.83        44.3    $4.29    $6.43
                       -----------------------------------------------
Remainder of Year 2004   254.3    $3.85        44.3    $4.29    $6.43
                       -----------------------------------------------
                       -----------------------------------------------
Total Year 2005           32.6    $3.46        26.3    $3.76    $5.65
                       -----------------------------------------------

                                   3- Way Collars
                                  Sold      Purchased
                        Volume    Floor     Floor     Ceiling
                       MMMBtu/d  $/MMBtu    $/MMBtu   $/MMBtu
United States
3rd Qtr 2004             268.8    $2.67       $3.65    $5.30
4th Qtr 2004             268.8    $2.67       $3.65    $5.30
                       -----------------   ------------------
Remainder of Year 2004   268.8    $2.67       $3.65    $5.30
                       -----------------   ------------------
                       -----------------   ------------------
Total Year 2005          178.8    $3.83       $4.80    $8.94
                       -----------------   ------------------

Canada
3rd Qtr 2004                 -       $-          $-       $-
4th Qtr 2004                 -       $-          $-       $-
                       -----------------   ------------------
Remainder of Year 2004       -       $-          $-       $-
                       -----------------   ------------------
                       -----------------   ------------------
Total Year 2005              -       $-          $-       $-
                       -----------------   ------------------

Total Natural Gas, All
 Locations
3rd Qtr 2004             268.8    $2.67       $3.65    $5.30
4th Qtr 2004             268.8    $2.67       $3.65    $5.30
                       -----------------   ------------------
Remainder of Year 2004   268.8    $2.67       $3.65    $5.30
                       -----------------   ------------------
                       -----------------   ------------------
Total Year 2005          178.8    $3.83       $4.80    $8.94
                       -----------------   ------------------


                    Anadarko Petroleum Corporation
               Crude Oil Hedge Position for 2004 & 2005
                         As of July 23, 2004

                        Fixed and Physical
                             Contracts            2- Way Collars
                                   NYMEX
                          Volume   Price     Volume   Floor  Ceiling
                          Bbl/day  $/Bbl     Bbl/day  $/Bbl   $/Bbl
United States
3rd Qtr 2004              26,000  $27.22       3,260  $22.00  $26.32
4th Qtr 2004              26,000  $27.22       3,260  $22.00  $26.32
                         --------------------------------------------
Remainder of Year 2004    26,000  $27.22       3,260  $22.00  $26.32
                         --------------------------------------------
                         --------------------------------------------
Total Year 2005                -      $-       1,986  $22.00  $26.32
                         --------------------------------------------

Algeria
3rd Qtr 2004                   -      $-           -      $-      $-
4th Qtr 2004                   -      $-           -      $-      $-
                         --------------------------------------------
Remainder of Year 2004         -      $-           -      $-      $-
                         --------------------------------------------

Total Crude Oil, All
 Locations
3rd Qtr 2004              26,000  $27.22       3,260  $22.00  $26.32
4th Qtr 2004              26,000  $27.22       3,260  $22.00  $26.32
                         --------------------------------------------
Remainder of Year 2004    26,000  $27.22       3,260  $22.00  $26.32
                         --------------------------------------------
                         --------------------------------------------
Total Year 2005                -      $-       1,986  $22.00  $26.32


                                    3- Way Collars
                                  Sold      Purchased
                         Volume   Floor     Floor     Ceiling
                         Bbl/day  $/Bbl     $/Bbl     $/Bbl

3rd Qtr 2004              18,000  $22.50      $27.50  $32.14
4th Qtr 2004              18,000  $22.50      $27.50  $32.14
                         ----------------   --------- -------
Remainder of Year 2004    18,000  $22.50      $27.50  $32.14
                         ----------------   --------- -------
                         ----------------   --------- -------
Total Year 2005           40,000  $27.08      $32.08  $45.79
                         ----------------   --------- -------

Algeria
3rd Qtr 2004              20,000  $18.00      $22.00  $28.07
4th Qtr 2004              20,000  $18.00      $22.00  $28.07
                         ----------------   --------- -------
Remainder of Year 2004    20,000  $18.00      $22.00  $28.07
                         ----------------   --------- -------

Total Crude Oil, All
 Locations
3rd Qtr 2004              38,000  $20.13      $24.61  $30.00
4th Qtr 2004              38,000  $20.13      $24.61  $30.00
                         ----------------   --------- -------
Remainder of Year 2004    38,000  $20.13      $24.61  $30.00
                         ----------------   --------- -------
                         ----------------   --------- -------
Total Year 2005           40,000  $27.08      $32.08  $45.79


                    Anadarko Petroleum Corporation
                   Financial and Operating Guidance
                         As of July 30, 2004

                                      3rd Qtr           Total Year
                                     Forecast            Forecast
                                 -----------------   -----------------
                                      Units               Units
                                 -----------------   -----------------
Total Sales (MM BOE)                48   -     50      193   -    197

Crude Oil (MBbl/d):                180   -    190      185   -    195
 United States                      88   -     94       90   -     95
 Canada                             13   -     15       13   -     15
 Algeria                            55   -     65       56   -     65
 Other International                18   -     22       22   -     24


Natural Gas (MMcf/d):            1,825   -  1,860    1,780   -  1,820
 United States                   1,440   -  1,475    1,380   -  1,420
 Canada                            375   -    395      390   -    410


Natural Gas Liquids (MBbl/d):       39   -     43       41   -     45
 United States                      36   -     40       38   -     43
 Canada                              2   -      3        2   -      3
----------------------------------------------------------------------

                                     $/ Unit             $/ Unit
                                 ----------------    -----------------
Price Differentials vs NYMEX
 (w/o hedges)

Crude Oil ($/Bbl):               (3.25)  -  (3.75)   (3.25)  -  (3.75)
 United States                   (2.25)  -  (2.75)   (2.25)  -  (2.75)
 Canada                          (3.75)  -  (4.25)   (3.25)  -  (3.75)
 Algeria                         (1.75)  -  (2.25)   (2.20)  -  (2.50)
 Other International            (11.00)  - (12.00)  (10.75)  - (11.25)

Natural Gas ($/Mcf):             (0.45)  -  (0.65)   (0.40)  -  (0.60)
 United States                   (0.35)  -  (0.55)   (0.35)  -  (0.55)
 Canada                          (0.80)  -  (1.00)   (0.60)  -  (0.80)
----------------------------------------------------------------------

                                        $MM                 $MM
                                 -----------------    ----------------
Other Revenues:
 Marketing                          11   -     15       52   -     58
 Minerals and Other                 10   -     12       30   -     36
----------------------------------------------------------------------

Costs and Expenses:
                                       $ / Boe            $ / Boe
                                 -----------------   -----------------
 Direct Operating Costs           3.40   -   3.60     3.30   -   3.55
 Transportation and Cost of
  Product                         1.10   -   1.20     1.10   -   1.25
 Depreciation, Depletion and
  Amortization                    7.65   -   7.95     7.50   -   7.70
 Production Taxes (% of
  Revenue)                         5.5%  -    6.0%     5.5%  -    6.0%

                                        $MM                 $MM
                                 -----------------   -----------------
 Administrative and General         80   -     85      320   -    350
 Impairments of Oil and Gas
  Assets                             -   -     20       15   -     35

 Interest Expense                   68   -     72      260   -    280
 Other (Income) Expense             (5)  -     15       50   -     80


Federal Tax Rate                    35%  -     37%      35%  -     37%
 Deferred Taxes (% of Total
  Taxes)                            65%  -     69%      60%  -     65%
----------------------------------------------------------------------

Avg. Shares Outstanding (MM)
 Basic                             250   -    251      251   -    252
 Diluted                           252   -    253      253   -    254

                                        $MM                 $MM
                                 -----------------  ------------------
Capital Investment                 700   -    750    2,800   -  3,000
 E&P (Cost Incurred)               638   -    680    2,530   -  2,700
 Capitalized Direct Expenses        46   -     50      175   -    185
 Capitalized Interest               16   -     20       75   -     85
 Other                               -          -       20         30


    CONTACT: Anadarko Petroleum Corporation, Houston
             Media Contacts:
             Teresa Wong, 832-636-1203
             teresa_wong@anadarko.com
             or
             Lee Warren, 832-636-3321
             lee_warren@anadarko.com
             or
             Margaret Cooper, 832-636-8355
             margaret_cooper@anadarko.com
             or
             Investor Contacts:
             David Larson, 832-636-3265
             david_larson@anadarko.com
             or
             Stewart Lawrence, 832-636-3326
             stewart_lawrence@anadarko.com